UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 18, 2020

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In light of the effects of COVID-19 on the operations of Wynn Resorts, Limited (the “Company”), the Compensation Committee of the Board of Directors (the “Committee”) has made certain modifications to short-term and long-term incentives for the Company’s Named Executive Officers and certain other key employees.
The Committee has approved a one-time restricted stock grant to retain and motivate its key employees for the remainder of 2020 and a substantial portion of 2021, a period that is expected to be characterized by significant operating uncertainty. This award (the “Retention Award”) was comprised of 176,247 shares in the aggregate. The Retention Award was made to approximately 240 of the Company’s top leaders in North America on August 18, 2020. The Retention Awards vest on the one-year anniversary of the grant date. The Company’s Named Executive Officers were included in the Retention Award.
In order to partially reduce the equity dilution associated with the Retention Award, the Company’s CEO, Matt Maddox, requested that the Compensation Committee cancel 140,000 shares (the “Cancelled Shares”) of restricted stock of the Company granted previously to him under the Company’s Amended and Restated 2014 Omnibus Incentive Plan that were eligible to vest based on certain performance objectives. Mr. Maddox’s original incentive grant contained certain performance metrics that are no longer relevant in light of the extremely challenging conditions stemming from the COVID-19 pandemic. Mr. Maddox asked the Compensation Committee instead to recognize the efforts of top leadership during an extraordinarily difficult time through the Retention Award.
Each of the following Named Executive Officers listed below were granted the following Retention Awards:

Name	Number of Restricted Shares
Matthew O. Maddox, Chief Executive Officer	24,501
Craig S. Billings, President and Chief Financial Officer	13,476
Ellen F. Whittemore, Executive Vice President, General Counsel & Secretary	6,585
As the Company’s business conditions become clearer throughout the remainder of 2020 and early 2021, the Committee intends to reset the long-term performance targets for Named Executive Officers and may make additional long-term incentive arrangements tied to such targets.
In addition, the Committee established short-term incentive goals and targets for the second half of 2020. The Committee established significantly reduced target incentive levels of each Named Executive Officer’s annual bonus target. Consistent with the Company’s strategy during the currently uncertain environment, the Committee also established second-half 2020 goals focused on cash generation and preservation in the Company’s U.S. operations and achievement of certain market share levels in the Company’s Macau operations, both for the six months ending December 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: August 20, 2020	By:	/s/ Ellen F. Whittemore
Ellen F. Whittemore
Executive Vice President and General Counsel